UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2006

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 9, 2006, Bristol-Myers Squibb Company (the “Company”) issued a press release announcing that it has commenced a cash tender offer to purchase any and all of its outstanding $2.5 billion aggregate principal amount 5.75% Notes due 2011 (the “Notes”). The Company also announced its intention to give a notice of redemption, with respect to any Notes that remain outstanding following consummation of the tender offer, subject to the receipt of net proceeds of the issuance of new debt securities.

A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Bristol-Myers Squibb Company dated November 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated:	November 9, 2006	By:	/s/ Sandra Leung
		Name:	Sandra Leung
		Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated November 9, 2006